Exhibit 5.1

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

March 4, 2026

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

28660 Boadilla del Monte, Madrid, Spain

Ladies and Gentlemen:

We are acting as special United States counsel to Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Bank”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) filed with the United States Securities and Exchange Commission by the Bank for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of the following securities: (i) contingent convertible capital securities to be issued by the Bank (the “Contingent Convertible Capital Securities”) pursuant to an indenture (the “Contingent Convertible Capital Securities Indenture”) to be executed by the Bank and The Bank of New York Mellon, London Branch, as Trustee; (ii) senior preferred debt securities to be issued by the Bank (the “Senior Preferred Debt Securities”), pursuant to an indenture (the “Senior Preferred Debt Securities Indenture”) to be executed by the Bank and The Bank of New York Mellon, London Branch, as Trustee; (iii) senior non-preferred debt securities to be issued by the Bank (the “Senior Non-Preferred Debt Securities”), pursuant to an indenture (the “Senior Non-Preferred Debt Securities Indenture”) to be executed by the Bank and The Bank of New York Mellon, London Branch, as Trustee; (iv) subordinated debt securities to be issued by the Bank (the “Subordinated Debt Securities” and, collectively with the Contingent Convertible Capital Securities, Senior Preferred Debt Securities and Senior Non-Preferred Debt Securities, the “Debt Securities”), pursuant to an indenture (the “Subordinated Debt Securities Indenture”, and, collectively with the Contingent Convertible Capital Securities Indenture, the Senior Preferred Debt Securities Indenture and the Senior Non-Preferred Debt Securities Indenture, the “Indentures”) to be executed by the Bank and The Bank of New York Mellon, London Branch, as Trustee; and (v) ordinary shares to be issued by the Bank in the event of any conversion of the Contingent Convertible Capital Securities (including in the form of American Depositary Shares). The Debt Securities and the Indentures are collectively referred to as the “Documents”.

We, as your special United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Bank that we reviewed were and are accurate and (vii) all representations made by the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Banco Santander, S.A.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1)

When the Contingent Convertible Capital Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Contingent Convertible Capital Securities have been duly authorized, executed and delivered by the Trustee and the Bank; the specific terms of a particular series of Contingent Convertible Capital Securities have been duly authorized and established in accordance with the Contingent Convertible Capital Securities Indenture; and such Contingent Convertible Capital Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Contingent Convertible Capital Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Contingent Convertible Capital Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

2)

When the Senior Non-Preferred Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Non-Preferred Debt Securities have been duly authorized, executed and delivered by the Trustee and the Bank; the specific terms of a particular series of Senior Non-Preferred Debt Securities have been duly authorized and established in accordance with the Senior Non-Preferred Debt Securities Indenture; and such Senior Non-Preferred Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Senior Non-Preferred Debt Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Non-Preferred Debt Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

3)

When the Senior Preferred Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Preferred Debt Securities have been duly authorized, executed and delivered by the Trustee and the Bank; the specific terms of a particular series of Senior Preferred Debt Securities have been duly authorized and established in accordance with the Senior Preferred Debt Securities Indenture; and such Senior Preferred Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Senior Preferred Debt Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Preferred Debt Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

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Banco Santander, S.A.

4)

When the Subordinated Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities have been duly authorized, executed and delivered by the Trustee and the Bank; the specific terms of a particular series of Subordinated Debt Securities have been duly authorized and established in accordance with the Subordinated Debt Securities Indenture; and such Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Subordinated Debt Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Subordinated Debt Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that at, or prior to, the time of the delivery of any Contingent Convertible Capital Securities, Senior Preferred Debt Securities, Senior Non-Preferred Debt Securities, or Subordinated Debt Securities, as the case may be, (i) the Board of Directors of the Bank shall have duly established the terms of the Contingent Convertible Capital Securities, the Senior Preferred Debt Securities, the Senior Non-Preferred Debt Securities, or the Subordinated Debt Securities, as the case may be, and duly authorized the issuance and sale of the Contingent Convertible Capital Securities, the Senior Preferred Debt Securities, the Senior Non-Preferred Debt Securities or the Subordinated Debt Securities, as the case may be, and such authorization shall not have been modified or rescinded; (ii) the Bank is, and shall remain, validly existing as a sociedad anónima incorporated under the laws of The Kingdom of Spain; (iii) the Trustee is, and shall remain, validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (v) the Indentures, the Contingent Convertible Capital Securities, the Senior Preferred Debt Securities, the Senior Non-Preferred Debt Securities and the Subordinated Debt Securities, as the case may be, are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Bank); and (vi) there shall not have occurred any change in law affecting the validity or enforceability of the Indentures, the Contingent Convertible Capital Securities, the Senior Preferred Debt Securities, the Senior Non-Preferred Debt Securities and the Subordinated Debt Securities, as the case may be. We have also assumed that the terms of any Contingent Convertible Capital Security, Senior Preferred Debt Security, Senior Non-Preferred Debt Security or Subordinated Debt Security, as the case may be, whose terms are established subsequent to the date hereof, the issuance, execution, delivery and performance by the Bank of any such security, and the execution, delivery and performance by the Trustee of the Contingent Convertible Capital Securities Indenture, the Senior Preferred Debt Securities Indenture, the Senior Non-Preferred Debt Securities Indenture or the Subordinated Debt Securities Indenture, as the case may be, (a) are within the corporate powers of the Bank and the Trustee, as applicable, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Bank or the Trustee, as applicable, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Bank or the Trustee.

We express no opinion as to (i) the contractual provisions in the Documents relating to bail-in, (ii) any provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (iii) whether a U.S. federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures or the Debt Securities, or (iv) the effectiveness of any service of process made other than in accordance with applicable law.

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Banco Santander, S.A.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Bank or the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents, or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as the foregoing opinion involves matters governed by the laws of the Kingdom of Spain, we have relied, without independent inquiry or investigation, on the opinion of Uría Menéndez Abogados, S.L.P., Spanish legal counsel to the Bank, dated as of March 4, 2026 to be filed as an exhibit to the Registration Statement concurrently with this opinion. Our opinion is, insofar as Spanish law is concerned, subject to the assumptions, qualifications and exceptions contained in such opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Opinions” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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